Exhibit 99.1

Commerce Planet, Inc. Provides Pre-Filing Guidance for 2006 Results

Thursday February 22, 7:00 am ET

GOLETA, Calif.--(BUSINESS WIRE)--Commerce Planet, Inc., an online media company, and its wholly owned subsidiaries expect to report $8.6 million in profit for fiscal 2006. The 2006 profit represents a complete turn around from fiscal 2005's net loss of ($6.3) million. Commerce Planet expects to report 2006 consolidated revenue of $27.4 million and combined revenue including inter-segment transactions of $34.7 million, which represents year-over-year growth of 275% versus 2005 consolidated revenues of $7.3 million. Earnings for the year ending December 31, 2006 are expected to be $0.18 per weighted average share versus ($0.17) per weighted average share for fiscal 2005. These expectations are based on preliminary financial data and are subject to the final closing of the Company's books and records for the fiscal year.

Michael Hill, CEO, stated, "As our numbers represent, the Company is extremely healthy with strong future growth potential. We intend on leveraging the infrastructure we have built to keep our upward momentum for 2007. I am extremely proud of our management team for their continued commitment to excellence and seamless execution of our strategic initiatives. Their passion and dedication to Commerce Planet has lead to our current level of success."

About Commerce Planet, Inc. (www.commerceplanet.com)

Commerce Planet, Inc. is a publicly traded, internet-based media company. The Company offers online media products, lead generation services and direct marketing tools to its client partners. Commerce Planet offers an internet turnkey media solution through its network of wholly owned subsidiaries, which include Consumer Loyalty Group, Inc., Legacy Media Inc., OS Imaging, Inc. and Interaccurate, Inc.

Each subsidiary of Commerce Planet specializes in a specific niche of the online media industry. Their combined services are designed to address the needs of client partners, including membership loyalty programs, direct response consumer marketing, affiliate list management, email deployment, live chat software-based services, direct phone sales and customer service, and printing services.

To find out more about Commerce Planet, Inc., visit our website at www.commerceplanet.com. The Company's public financial information and filings can be viewed at www.sec.gov.

Forward Looking Statements

Except for the historical information contained herein, the matters set forth in this press release, including statements as to management's intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. This release contains forward-looking statements, including, without limitation all statements which provide earnings guidance, and statements that the company has strong future growth potential; that management intends on leveraging the infrastructure we have built; that the company expects to continue its upward momentum for 2007; and other statements concerning our business and possible or assumed future results of operations. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons including: our ability to continue as a going concern, adverse economic changes affecting markets we serve; competition in our markets and industry segments; our timing and the profitability of entering new markets; greater than expected costs, customer acceptance of our products and services or difficulties related to our integration of the businesses we may acquire; and other risks and uncertainties as may be detailed from time to time in our public announcements and SEC filings. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made, and our future results, levels of activity, performance or achievements may not meet these expectations. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.